                                                                   Exhibit 10(a)


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-135219) pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated (a) March 24, 2006, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2006, with respect to the financial statements of Lincoln National Variable Annuity Account H.


                                                /s/ Ernst & Young

Fort Wayne, Indiana
October 5, 2006